Filed pursuant to Rule 424(b)(5)
Registration No. 333-223554

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED AUGUST 8, 2019

Prospectus Supplement

(To Prospectus dated March 9, 2018)

$

Humana Inc.

$             % Senior Notes due 2029

$             % Senior Notes due 2049

The 2029 notes will bear interest at     % per year and the 2049 notes will bear interest at     % per year. Interest on the notes is payable on                  and                 of each year, beginning on                 , 2020. The 2029 notes will mature on                 , 2029 and the 2049 notes will mature on                 , 2049. Interest on the notes will accrue from                 , 2019.

At our option, we may redeem the 2029 notes and the 2049 notes, in whole or in part, before their maturity date at the applicable redemption prices described in this prospectus supplement under the caption “Description of the Notes—Optional Redemption.” If a change of control triggering event as described in this prospectus supplement occurs, unless we have exercised our option to redeem the notes, we will be required to offer to repurchase the notes at the price described in this prospectus supplement under the caption “Description of the Notes—Offer to Repurchase Upon Change of Control Triggering Event.”

The notes will be our unsecured senior obligations and will rank equally with all of our other existing and future unsecured senior indebtedness.

Investing in the notes involves risks that are described in the “Risk Factors” sections beginning on page S-4 of this prospectus supplement and in other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2029 Note		Total	Per 2049 Note		Total
Public Offering Price(1)		%	$		%	$
Underwriting Discount		%	$		%	$
Proceeds to Humana Inc. (before expenses)(1)		%	$		%	$

(1)	Plus accrued interest, if any, from , 2019.

The notes will not be listed on any securities exchange. Currently, there are no public markets for the notes.

It is expected that delivery of the notes will be made to purchasers on or about                 , 2019, which is the                business day following the date of this prospectus supplement (such settlement cycle referred to as T+                ), through The Depository Trust Company, including its participants Clearstream Banking S.A. and Euroclear Bank S.A./N.V. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to such trade expressly agree otherwise. See “Underwriting (Conflicts of Interest).”

Joint Book-Running Managers

BofA Merrill Lynch	Barclays	Wells Fargo Securities

                    , 2019

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by us. We and the underwriters have not authorized any other person to provide you with different information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us, or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or the documents incorporated by reference.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

These offering materials consist of two documents and the information incorporated by reference in these two documents: this prospectus supplement, which describes the terms of the notes that we are currently offering, and the accompanying prospectus, which provides general information about us and our debt securities, some of which may not apply to the notes that we are currently offering. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with, updates or changes the information in the accompanying prospectus or the information incorporated by reference in the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will supersede that information in the accompanying prospectus or the information incorporated by reference in the accompanying prospectus. In addition, the information in this prospectus supplement may add to, update or change the information incorporated by reference in this prospectus supplement and accordingly will supersede that information.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, referred to in “Incorporation of Certain Documents by Reference” in this prospectus supplement and the accompanying prospectus.

Unless otherwise specified, all references in this prospectus supplement to:

•	“Humana,” the “issuer,” “we,” “us,” “our” and the “Company” are to Humana Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires; and

•	“underwriters” are to the firms listed in “Underwriting (Conflicts of Interest)” in this prospectus supplement.

S-i

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents we incorporate by reference in this prospectus supplement and the accompanying prospectus may include both historical and forward-looking statements. These forward-looking statements are made within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions. When used in this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including information set forth under “Risk Factors” beginning on page S-4 of this prospectus supplement, matters described in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the “Risk Factors” contained in certain documents incorporated by reference in this prospectus supplement.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference might not occur. There may also be other risks that we are unable to predict at this time.

S-ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus supplement and the accompanying prospectus is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering to which this prospectus supplement relates (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February  21, 2019 (including the information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 6, 2019);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, filed with the SEC on May 1, 2019 and July 31, 2019, respectively; and

•	our Current Reports on Form 8-K filed with the SEC on January 30, 2019, April 19, 2019, July 19, 2019 and August 2, 2019.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

500 West Main Street

Louisville, Kentucky 40202

(502) 580-1000

Attn: Investor Relations

You may also obtain a copy of these filings from our Internet website at www.humana.com. Please note, however, that the information on our Internet website, other than the documents listed above, is not intended to be incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered a part of this prospectus supplement or the accompanying prospectus.

S-iii

SUMMARY

Humana Inc.

Headquartered in Louisville, Kentucky, we are a leading health and well-being company committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large. To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools—such as in home care, behavioral health, pharmacy services, data analytics and wellness solutions—combine to produce a simplified experience that makes health care easier to navigate and more effective.

As of June 30, 2019, we had approximately 16.6 million members in our medical benefit plans, as well as approximately 5.9 million members in our specialty products. For the six months ended June 30, 2019, approximately 83% of our total premiums and services revenue were derived from contracts with the federal government. During 2018, 81% of our total premiums and services revenue were derived from contracts with the federal government, including 15% derived from our individual Medicare Advantage contracts in Florida with the Centers for Medicare and Medicaid Services, or CMS, under which we provide health insurance coverage to approximately 636,800 members as of December 31, 2018.

We manage our business with four reportable segments: Retail, Group and Specialty, Healthcare Services, and Individual Commercial. In addition, the Other Businesses category includes businesses that are not individually reportable because they do not meet the quantitative thresholds required by generally accepted accounting principles. These segments are based on a combination of the type of health plan customer and adjacent businesses centered on well-being solutions for our health plans and other customers, as described below. These segment groupings are consistent with information used by our Chief Executive Officer to assess performance and allocate resources.

The Retail segment consists of Medicare benefits, marketed to individuals or directly via group Medicare accounts. In addition, the Retail segment also includes our contract with CMS to administer the Limited Income Newly Eligible Transition, or LI-NET, prescription drug plan program and contracts with various states to provide Medicaid, dual eligible, and Long-Term Support Services benefits, which we refer to collectively as our state-based contracts. The Group and Specialty segment consists of employer group commercial fully-insured medical and specialty health insurance benefits marketed to individuals and employer groups, including dental, vision, and other supplemental health benefits, as well as administrative services only, or ASO products. In addition, our Group and Specialty segment includes military services business, primarily our TRICARE T2017 East Region contract. The Healthcare Services segment includes our services offered to our health plan members as well as to third parties, including pharmacy solutions, provider services, and clinical care service, such as home health and other services and capabilities to promote wellness and advance population health, including our investment in Kindred at Home. The Individual Commercial segment consisted of our individual commercial fully-insured medical health insurance business, which we exited beginning January 1, 2018. We report under the category of Other Businesses those businesses that do not align with the reportable segments described above, primarily our closed-block long-term care insurance policies, which were sold in 2018.

Corporate Information

Our principal executive offices are located at 500 West Main Street, Louisville, Kentucky 40202, and our telephone number is (502) 580-1000.

THE OFFERING

The following summary contains basic information about the notes and is not intended to be complete. For a more complete understanding of the notes, please refer to the section entitled “Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

Issuer	Humana Inc.

Notes Offered	$ initial aggregate principal amount of % Senior Notes due 2029 (referred to as the 2029 notes) and $ initial aggregate principal amount of % Senior Notes due 2049 (referred to as the 2049 notes). We refer to the 2029 notes and the 2049 notes collectively as the notes.

Interest Rate	The 2029 notes will bear interest at a rate of % per year and the 2049 notes will bear interest at a rate of % per year.

Maturity Date	The 2029 notes will mature on , 2029 and the 2049 notes will mature on , 2049.

Interest Payment Dates	and of each year, commencing on , 2020.

Ranking	The notes will be our unsecured senior obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness. The notes will be effectively junior to any of our future secured indebtedness to the extent of the assets securing that indebtedness, and will be structurally subordinated to any indebtedness and other liabilities of our subsidiaries. As of June 30, 2019, after giving effect to this offering and the use of proceeds therefrom, we would have had $ of other senior debt that ranks equal in right of payment with the notes and no secured debt that would be effectively senior to the notes.

Optional Redemption	Prior to , 20 ( months prior to their maturity date) in the case of the 2029 notes and prior to , 20 ( months prior to their maturity date) in the case of the 2049 notes, we may redeem the applicable series of notes, in whole or in part, at any time at the “make whole” redemption price described in “Description of the Notes—Optional Redemption” in this prospectus supplement.

Commencing on , 20 ( months prior to their maturity date), we may redeem the 2029 notes, in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the 2029 notes being redeemed plus accrued and unpaid interest to the redemption date. Commencing on , 20 ( months prior to their maturity date), we may redeem the 2049 notes, in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the 2049 notes being redeemed plus accrued and unpaid interest to the redemption date.

Change of Control	Upon a “Change of Control Triggering Event” (as defined under “Description of the Notes—Offer to Repurchase Upon Change of Control Triggering Event”), we will be required to make an offer to repurchase from holders of the notes all or a portion of their notes at the purchase price described in “Description of the Notes—Offer to Repurchase Upon Change of Control Triggering Event” in this prospectus supplement.

Covenants	The indenture and the respective supplemental indentures governing each series of notes will contain covenants that, subject to exceptions and qualifications:

•	limit our ability and the ability of our subsidiaries to create liens, and

•	limit our ability to consolidate, merge or transfer all or substantially all of our assets.

See “Description of the Notes—Covenants” in this prospectus supplement.

Use of Proceeds	We estimate that our net proceeds from this offering, less underwriters’ discounts and our estimated costs of the offering, will be approximately $ . We intend to use the net proceeds, together with available cash, to repay $400.0 million aggregate principal amount of our 2.625% senior notes due October 1, 2019 (the “2019 Notes”) on the maturity date and repay outstanding amounts due under our term note. As of June 30, 2019, the outstanding balance under our term note was $650 million. See “Use of Proceeds” in this prospectus supplement.

Conflicts of Interest	An affiliate of BofA Securities, Inc. is a lender under our term note and will receive at least 5% of the net proceeds of the offering through the repayment of outstanding amounts under our term note. Accordingly, this offering will be conducted in accordance with Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”). See “Underwriting (Conflicts of Interest).”

Additional Issuances	We may “re-open” either series of notes and issue an unlimited aggregate principal amount of additional notes of such series in the future. See “Description of the Notes—Additional Issuances” in this prospectus supplement.

Risk Factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

Before making a decision to invest in the notes, you should carefully consider the following:

•	the risk factors described below and those contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus; and

•	the other information included in this prospectus supplement, the accompanying prospectus and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Associated with the Notes

Our Ability to Obtain Funds from Our Subsidiaries Is Limited and the Notes Will Be Structurally Subordinated to All Liabilities of Our Subsidiaries

Because we operate as a holding company, the notes are structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. Our subsidiaries are the operating entities which generate revenues. As a result, we will be dependent upon dividends, administrative expense reimbursements, and intercompany transfers of funds from our subsidiaries to meet our payment obligations on the notes. However, all of our subsidiaries that earn premiums are regulated by state departments of insurance. In most states, we are required to seek prior approval by these state regulatory authorities before we transfer money or pay dividends from these subsidiaries that exceed specified amounts, or, in some states, any amount. We are also required by law to maintain specific prescribed minimum amounts of capital in these subsidiaries. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Future Sources and Uses of Liquidity—Regulatory Requirements” in our Form 10-Q for the quarterly period ended June 30, 2019, which is incorporated by reference in this prospectus supplement. In addition, we normally notify the state departments of insurance prior to making payments that do not require approval. Accordingly, since the premiums earned by these subsidiaries account for substantially all of our total revenues, we cannot guarantee that sufficient funds will be available to us to pay interest on or the principal of the notes. In addition, in the event of our bankruptcy, liquidation or any similar proceeding, holders of notes will be entitled to payment only after the holders of any indebtedness and other liabilities of our subsidiaries have been paid or provided for by these subsidiaries, including the claims of our members. In addition, the indenture under which each series of notes will be issued does not restrict us or our subsidiaries from incurring additional indebtedness.

We Have Financial and Operating Restrictions in Our Debt Instruments That May Have an Adverse Effect on Our Operations

Agreements governing our existing indebtedness contain covenants that limit our ability to incur additional indebtedness, to create liens or other encumbrances, to make certain payments and investments, including dividend payments, and to sell or otherwise dispose of assets and merge or consolidate with other entities. Our credit facility and term note agreement also require us to meet certain financial ratios and tests. As of June 30, 2019, after taking into account these ratios and tests (and prior to the issuance of notes offered hereby), we had the ability to incur up to an additional approximately $6.2 billion under such ratios, including approximately $1.99 billion of borrowing capacity under our credit facility. Agreements we enter into in the future governing indebtedness could also contain significant financial and operating restrictions.

A failure to comply with the obligations contained in our current or future credit facilities or indentures could result in an event of default or an acceleration of debt under other instruments that may contain cross-acceleration or cross-default provisions. We cannot be certain that we would have, or be able to obtain, sufficient funds to make these accelerated payments.

The Notes Are Unsecured Obligations and Will Be Structurally Subordinated to the Obligations of Our Subsidiaries

The notes will not be secured by any of our assets and will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing that indebtedness. Accordingly, in the event of our bankruptcy, liquidation or any similar proceeding, holders of the notes will be entitled to payment only after the holders of any of our future secured indebtedness have been paid to the extent of the value of the assets securing that indebtedness. As of June 30, 2019, we had no secured indebtedness outstanding. In addition, the indenture governing our existing notes and the notes being offered hereby permits us to incur additional indebtedness, including secured indebtedness.

Indebtedness of our subsidiaries and obligations and liabilities of our subsidiaries will be structurally senior to the notes since, in the event of our bankruptcy, liquidation, dissolution, reorganization or other winding up, the assets of our subsidiaries will be available to pay the notes only after the subsidiaries’ indebtedness and obligations and liabilities are paid in full. Because we stand as an equity holder, rather than a creditor, of our subsidiaries, creditors of those subsidiaries will have their debt satisfied out of the subsidiaries’ assets before our creditors, including the noteholders. Because our operations are and will be conducted by our subsidiaries, these subsidiaries have incurred and will continue to incur significant obligations and liabilities.

We May Not Have the Ability to Raise the Funds Necessary to Finance the Offer to Repurchase the Notes Upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event with respect to a series of notes offered hereby, we will be required to offer to repurchase all outstanding notes of such series at the purchase price described in this prospectus supplement. See “Description of the Notes—Offer to Repurchase Upon Change of Control Triggering Event.” There are similar change of control provisions in our ten outstanding series of senior notes. We cannot assure you that we will have sufficient funds available upon a Change of Control Triggering Event to make any required repurchases of the notes offered hereby or the other series of senior notes having similar Change of Control provisions. In addition, the Change of Control that triggers the Change of Control Triggering Event may also result in a default under our credit facility. Any failure to purchase tendered notes would constitute a default under the indenture governing the notes offered hereby and each other series of notes that has similar Change of Control provisions. A default could result in the declaration of the principal and interest on all the notes and our other indebtedness to be due and payable. The terms “Change of Control” and “Change of Control Triggering Event” are defined under “Description of the Notes.”

Liquid Trading Markets for the Notes May Not Develop

There has not been an established trading market for either series of notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation through any automated dealer quotation system. Although the underwriters have informed us that they currently intend to make a market for each series of notes, they have no obligation to do so and may discontinue making a market at any time without notice. The liquidity of any market for the notes will depend on the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. Liquid trading markets may not develop for the notes. In the absence of active trading markets, you may not be able to transfer the notes within the time or at the price you desire.

CAPITALIZATION

The following table sets forth historical cash and cash equivalents and capitalization as of June 30, 2019:

•	on an actual basis; and

•

on an as adjusted basis to reflect the issuance and sale of the notes and the receipt and use of the estimated net proceeds thereof, including in connection with the repayment of our 2019 Notes on their maturity date of October 1, 2019 and our term note (but does not reflect share repurchases since June 30, 2019).

	As of June 30, 2019
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$4,778	$

Short-term debt(1)	$1,349	$
Long-term debt:
Notes offered hereby(2)	—
Existing Senior Notes	4,377
Credit facility(3)	—

Total debt	$5,726	$

Stockholders’ equity:
Preferred stock, $1 par value; 10,000,000 shares authorized; none issued	—
Common stock; $0.16-2/3 par value; 300,000,000 shares authorized; 198,627,992 shares issued	33
Capital in excess of par value	2,763
Retained earnings	16,429
Accumulated other comprehensive income (loss)	112
Treasury stock, at cost, 63,538,702 shares	(7,465)

Total stockholders’ equity	11,872

Total capitalization	$17,598	$

(1)	As of June 30, 2019, we have $399 million of existing senior notes, $300 million of commercial paper and $650 million of term note borrowings due within one year.

(2)	The proceeds of the notes offered hereby are presented net of $ related to debt issuance costs.

(3)

As of the date of this prospectus supplement, we have no borrowings outstanding under our $2.0 billion revolving credit agreement and approximately $0.3 million of outstanding letters of credit. Accordingly, we have approximately $1.99 billion of remaining borrowing capacity (which excludes the uncommitted $500 million incremental loan facility under the revolving credit agreement) under our revolving credit agreement.

USE OF PROCEEDS

We estimate that our net proceeds from the issuance and sale of the notes will be approximately $                        , after deducting underwriters’ discounts and our estimated offering expenses. We intend to use the net proceeds, together with available cash, to repay our 2019 Notes on the maturity date and repay outstanding amounts due under our term note. As of June 30, 2019, the outstanding balance under our term note was $650 million and the interest rate in effect on that outstanding balance was 3.55%.

If we do not use the net proceeds immediately, we will temporarily invest them in short-term, interest-bearing obligations.

An affiliate of BofA Securities, Inc. is a lender under our term note and will receive at least 5% of the net proceeds of the offering through the repayment of outstanding amounts under our term note. Therefore, this offering will be conducted in accordance with FINRA Rule 5121. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

DESCRIPTION OF THE NOTES

The following description of the notes offered hereby supplements the more general description of the debt securities that appears in the accompanying prospectus. You should read this section together with the section entitled “Description of the Debt Securities” in the accompanying prospectus. If there are any inconsistencies between the information in this section and the information in the accompanying prospectus, the information in this section controls and will apply to the notes.

Each series of notes will be issued under a base indenture dated as of August 5, 2003, between Humana and The Bank of New York Mellon Trust Company, N.A, as trustee, as supplemented by a separate supplemental indenture to be dated as of                 , 2019. As used in this section, all references to the indenture mean the indenture for each series of notes, in each case consisting of the base indenture as supplemented by the applicable supplemental indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, or the TIA.

This description of the notes is intended to be an overview of the material provisions of the notes and the indenture. Because this description of the notes and the indenture is only a summary, you should refer to the indenture for a complete description of our obligations and your rights.

In this description of the notes, references to “Humana”, the “issuer”, “we”, “our” and “us” refer to Humana Inc. and do not include its subsidiaries.

General

The 2029 notes:

•	will be our senior unsecured obligations;

•	will constitute a series of debt securities issued under the indenture and will initially be limited to an aggregate principal amount of $ ;

•	will mature on , 2029;

•	will be subject to earlier redemption at the option of the issuer as described under “—Optional Redemption”;

•

will be subject to repurchase by us, in whole or in part, at the option of the holders upon certain specified changes of control as described under “—Offer to Repurchase Upon Change of Control Triggering Event”;

•	will not have the benefit of any sinking fund;

•	will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in certificated form. See “—Book-Entry Issuance.”

Interest on the 2029 notes will:

•	accrue at the rate of % per annum;

•	accrue from , 2019 or the most recent interest payment date on which interest was paid;

•	be payable in cash semi-annually in arrears on and of each year, commencing on , 2020;

•	be payable to the holders of record on the and immediately preceding the related interest payment date; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

The 2049 notes:

•	will be our senior unsecured obligations;

•	will constitute a series of debt securities issued under the indenture and will initially be limited to an aggregate principal amount of $ ;

•	will mature on , 2049;

•	will be subject to earlier redemption at the option of the issuer as described under “—Optional Redemption”;

•

will be subject to repurchase by us, in whole or in part, at the option of the holders upon certain specified changes of control as described under “—Offer to Repurchase Upon Change of Control Triggering Event”;

•	will not have the benefit of any sinking fund;

•	will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in certificated form. See “—Book-Entry Issuance.”

Interest on the 2049 notes will:

•	accrue at the rate of % per annum;

•	accrue from , 2019 or the most recent interest payment date on which interest was paid;

•	be payable in cash semi-annually in arrears on and of each year, commencing on , 2020;

•	be payable to the holders of record on the and immediately preceding the related interest payment date; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date or maturity date for any series of notes falls on a day that is not a business day, the required payment of principal or interest will be made on the next business day as if made on the date that payment was due, and no interest will accrue on that payment for the period from and after the interest payment date or maturity date, as the case may be, to the date of the payment on the next business day.

Additional Issuances

We may from time to time, without the consent of existing holders, create and issue additional notes having the same terms and conditions as either or both series of notes in all respects, except for issue date, issue price and, if applicable, the first payment of interest on the additional notes. Additional notes issued in this manner will be consolidated with, and will form a single series with, the applicable series of outstanding notes. If any such additional notes are not fungible with the applicable series of outstanding notes for U.S. federal income tax purposes, they will be issued with a different CUSIP number (or other applicable identifying number).

Ranking

The notes will be our senior and unsecured indebtedness and will rank equally with all of our other existing and future senior and unsecured indebtedness. The notes will be effectively junior to any of our future secured indebtedness, to the extent of the assets securing that indebtedness, and to all indebtedness and other liabilities of our subsidiaries. As of June 30, 2019, after giving effect to this offering and the use of proceeds therefrom, we would have had $        of other senior debt that ranks equal in right of payment with the notes and no secured debt that would be effectively senior to the notes.

Indebtedness of our subsidiaries and obligations and liabilities of our subsidiaries will be structurally senior to the notes since, in the event of our bankruptcy, liquidation, dissolution, reorganization or other winding up, the assets of our subsidiaries will be available to pay the notes only after the subsidiaries’ indebtedness and obligations and liabilities are paid in full. Because we stand as an equity holder, rather than a creditor, of our subsidiaries, creditors of those subsidiaries will have their debt satisfied out of the subsidiaries’ assets before our creditors, including the noteholders. Because our operations are and will be conducted by our subsidiaries, these subsidiaries have incurred and will continue to incur significant obligations and liabilities.

Exchange and Transfer

You may exchange or transfer the notes in accordance with the indenture. You will not be required to pay a service charge to exchange or transfer the notes, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The exchange or transfer will only be made if the transfer agent is satisfied with your proof of ownership. See “—Book-Entry Issuance.”

Paying and Paying Agents

We will pay interest, principal and any other money due on the notes at the corporate trust office of the trustee. We may also choose to pay interest by mailing checks or making wire transfers. Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to note holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent. We must notify you of changes in identities of the paying agents for the notes.

Optional Redemption

Commencing on                 , 20     (     months prior to their maturity date), we may redeem the 2029 notes, in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the 2029 notes being redeemed plus accrued and unpaid interest to the redemption date. Commencing on                 , 20     (    months prior to their maturity date), we may redeem the 2049 notes, in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the 2049 notes being redeemed plus accrued and unpaid interest to the redemption date.

Prior to                 , 20     (    months prior to their maturity date) in the case of the 2029 notes and prior to                 , 20     (    months prior to their maturity date) in the case of the 2049 notes, the notes of either or both series will be redeemable, at our option, at any time in whole, or from time to time in part, at a price equal to the greater of:

•	100% of the principal amount of the notes of such series to be redeemed; or

•

the sum of the present values of the remaining scheduled payments on the notes of such series to be redeemed consisting of principal and interest, exclusive of interest accrued to the date of redemption that would be due if the notes matured on the Applicable Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus (1) basis points with respect to the 2029 notes or (2) basis points with respect to the 2049 notes plus, in each case, accrued and unpaid interest to the date of redemption.

The notes of any series called for redemption will become due on the date fixed for redemption. Notices of redemption will be mailed (or otherwise transmitted in accordance with the applicable procedures of DTC (as defined below)) at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. The notice of redemption for such notes will state the aggregate principal amount to be redeemed. On and after the redemption date, interest will cease to accrue on any notes that are redeemed. If less than all the notes of a series are redeemed at any time, the notes shall be selected for redemption on a pro rata basis or by any other method the trustee deems fair and appropriate. Book-entry notes will be selected in accordance with the applicable procedures of DTC.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Applicable Par Call Date” means (i) with respect to the 2029 notes,                 , 2029 (     months prior to their maturity date) and (ii) with respect to the 2049 notes,                 , 2049 (     months prior to their maturity date).

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of notes to be redeemed (assuming, for this purpose, that such series of notes matured on the Applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of such series of notes assuming, for this purpose, such notes mature on the Applicable Par Call Date.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations obtained by us for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if we are unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by us.

“Independent Investment Banker” means BofA Securities, Inc., Barclays Capital Inc. or Wells Fargo Securities, LLC, as selected by us or, if all such firms are unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Reference Treasury Dealer” means BofA Securities, Inc., Barclays Capital Inc. or Wells Fargo Securities, LLC and their respective successors, and two other primary U.S. government securities dealers in New York City (each, a “Primary Treasury Dealer”) selected by the Independent Investment Banker; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the applicable series of notes, an average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue for such series of notes, expressed in each case as a percentage of its principal amount, quoted in writing to us by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the redemption date.

“Treasury Yield” means, with respect to any redemption date applicable to the notes of a series, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the third business day immediately preceding the redemption date, of the Comparable Treasury Issue with respect to the notes of such series, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for the redemption date.

Except as set forth in this prospectus supplement, the notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.

Offer to Repurchase Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined below with respect to the notes of a series), unless we have exercised our right to redeem the notes of such series as described above under “—Optional Redemption,” the indenture provides that each holder of notes of such series will have the right to require us to repurchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s notes of such series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of holders of notes of such series on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which a Change of Control Triggering Event occurs, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to deliver a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of notes electing to have their notes repurchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

Our ability to pay cash to the holders of notes following the occurrence of a Change of Control Triggering Event with respect to the notes may be limited by our then existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The definition of Change of Control under the indenture includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another person or group may be uncertain.

We will not be required to make a Change of Control Offer with respect to the notes of a series if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer if it had been made by us, and such third party purchases all notes of such series properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For the purposes of this section, the following definitions apply:

“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our and our subsidiaries’ assets taken as a whole to any person other than to our company or one of our subsidiaries; (2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or the Voting Stock of any parent company (as defined below) or other Voting Stock into which our Voting Stock or the Voting Stock of any parent company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we or any parent company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, us or any parent company, in any such event pursuant to a transaction in which any of our outstanding Voting Stock, the Voting Stock of such parent company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock or the Voting Stock of such parent company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company (a “parent company”) and (ii) the holders of our Voting Stock or the Voting Stock of any parent company immediately prior to that transaction hold at least a majority of the Voting Stock of such parent company immediately following that transaction; provided that any series of related transactions shall be treated as a single transaction. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” with respect to a series of notes means the occurrence of both a Change of Control and a related Rating Event with respect to such series of notes.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category) and a rating of BBB- or better by S&P Global Ratings (or its equivalent under any successor rating category).

“Rating Agency” means:

(1) each of Moody’s Investors Service, Inc. and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and

(2) if either or both of Moody’s Investors Service, Inc. or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, ceases to rate a series of notes or fails to make a rating of such series of notes publicly available for reasons outside of our control, a Substitute Rating Agency in lieu thereof.

“Rating Event” with respect to a series of notes means (i) the rating of such series of notes is lowered by both Rating Agencies during the period (the “Trigger Period”) commencing on the earlier of the first public notice of (a) the occurrence of a Change of Control or (b) our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of such series of notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) and (ii) such series of notes are rated below an Investment Grade rating by both Rating Agencies on any day during the Trigger Period. If either Rating Agency is not providing a rating of such series of notes on any day during the Trigger Period for any reason, the rating of such Rating Agency shall be deemed to be below Investment Grade on such day and such Rating Agency will be deemed to have lowered its rating of the notes of such series during the Trigger Period.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our board of directors delivered to the trustee) as a replacement agency for Moody’s, Inc. or S&P Global Ratings, or both of them, as the case may be.

“Voting Stock” means, with respect to any person as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors (or other analogous managing body) of such person.

Covenants

We will not be restricted by the indenture from incurring any type of indebtedness or other obligation, paying dividends or making distributions on our capital stock, or purchasing or redeeming our capital stock. The indenture will not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture will not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving us which may adversely affect the creditworthiness of the notes, except as specified above under “—Offer to Repurchase Upon Change of Control Trigger Event.”

Limitation on Liens. The indenture will provide that we will not, and will not permit any of our Principal Subsidiaries to, issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, on any of the Common Stock of a Principal Subsidiary owned by us or any of our Principal Subsidiaries, unless our obligations under the notes and, if we so elect, any other indebtedness of us, ranking on a parity with, or prior to, the notes, shall be secured equally and ratably with, or prior to, such secured indebtedness for borrowed money so long as it is outstanding and is so secured.

Merger, Consolidation or Sale of Assets. The indenture will provide that we may not consolidate with or merge with or into, or sell, lease or convey all or substantially all of our assets to, another person unless:

•

either we are the resulting, surviving or transferee person, which is referred to as the “successor”, or the successor is a person organized under the laws of the United States, any state or the District of Columbia;

•	the successor expressly assumes by supplemental indenture all of our obligations under the indenture and the notes; and

•	immediately after giving effect to the transaction no event of default, or event which with notice or lapse of time would be an event of default, has occurred and is continuing.

The successor will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor may exercise the rights and powers of the issuer under the indenture.

For purpose of the above covenants and “—Events of Default” below, the following definitions apply:

“Common Stock” means, with respect to any Principal Subsidiary, Capital Stock of any class, however designated, except Capital Stock which is non-participating beyond fixed dividend and liquidation preferences and the holders of which have either no voting rights or limited voting rights entitling them, only in the case of certain contingencies, to elect less than a majority of the directors (or persons performing similar functions) of such Principal Subsidiary, and also includes securities of any class, however designated, which are convertible into Common Stock.

“Capital Stock” means, with respect to any person, shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Principal Subsidiary” means a consolidated subsidiary of ours that, as of the relevant time of the determination, is a “significant subsidiary” as defined under Rule 405 under the Securities Act (as that Rule is in effect on the date of this prospectus without giving effect to any further amendment of that Rule).

Events of Default

Each of the following will be an event of default under the indenture for each series of notes:

(1) default in any payment of interest on any note when due, continued for 30 days;

(2) default in the payment of principal of or premium, if any, on any note when due at its stated maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3) our failure, after notice, to comply within 60 days with any of our other agreements contained in the indenture applicable to the notes;

(4) (A) our failure or the failure of any of our subsidiaries to pay indebtedness for money we borrowed or any of our subsidiaries borrowed in an aggregate principal amount of at least $150,000,000, at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days after notice or (B) acceleration of the maturity of indebtedness for money we borrowed or any of our subsidiaries borrowed in an aggregate principal amount of at least $150,000,000, if that acceleration results from a default under the instrument giving rise to or securing such indebtedness for money borrowed and such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days after notice; or

(5) certain events of bankruptcy, insolvency or reorganization for the Company.

A default under clause (3) or (4) of this paragraph will not constitute an event of default until the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes notify us of the default and such default is not cured within the time specified in clause (3) or (4) of this paragraph after receipt of such notice.

If an event of default (other than an event of default referred to in clause (5) above with respect to us) occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes by notice to us and the trustee may, and the trustee at the written request of such holders shall, declare the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an event of default referred to in clause (5) above occurs with respect to us and is continuing, the principal of and accrued and unpaid interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

In order for holders of the notes to initiate proceedings for a remedy under the indenture (other than with respect to an event of default referred to in clause (5) above with respect to us), holders of at least 25% in aggregate principal amount of the notes must first give notice to us as provided above, must request that the trustee initiate a proceeding in its own name and must offer the trustee indemnity reasonably satisfactory to it against costs and liabilities. If the trustee still refuses for 60 days to initiate the proceeding, and no inconsistent direction has been given to the trustee by holders of a majority of the notes, the holders may initiate a proceeding as long as they do not adversely affect the rights of any other holders of notes. However, any holder is entitled at any time to bring a lawsuit for payment of money due on the notes on or after the due date.

The holders of a majority in aggregate principal amount of the outstanding notes may rescind a declaration of acceleration if all events of default, besides the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived.

If we default on the payment of any installment of interest and fail to cure the default within 30 days, or if we default on the payment of principal when it becomes due, then the trustee may require us to pay all amounts due to the trustee, with interest on the overdue principal or interest payments, in addition to the expenses of collection.

The indenture provides that if a default occurs and is continuing of which a responsible officer of the trustee has received written notice at its corporate trust office, the trustee must send to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of, or interest on, any note, the trustee may withhold notice if and so long as the board of directors, the executive committee, or trust committee of directors or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interest of the holders.

The holders of a majority in principal amount of the outstanding notes may waive any past default or event of default except for a default in the payment of principal of or interest on the notes or a default relating to a provision that cannot be amended without the consent of each affected holder.

Modification or Waiver

There are three types of changes we can make to the indenture.

Changes Requiring Noteholder Approval. Certain changes cannot be made to the indenture or the notes without approval of each affected noteholder, including the following:

•	reducing the principal, any premium, or changing the stated final maturity of the notes or altering our repurchase obligations with respect to the notes;

•	reducing the rate of, or changing the time for, payment of interest on the notes;

•	making the principal or interest payable in a currency other than United States dollars or changing the place of payment;

•	modifying the right of any noteholder to receive or sue for payment of principal or interest on the date such principal or interest is due;

•	expressly subordinating the notes to other indebtedness of ours; or

•	reducing the aggregate principal amount of the notes whose holders must consent to supplement the indenture or to waive any of its provisions.

Changes Requiring a Majority Vote of the Noteholders. Other than as set forth above, the indenture and the notes of any series can generally be amended by a vote in favor by holders owning a majority of the outstanding aggregate principal amount of the notes of such series. In the event that more than one series of notes issued under the base indenture is affected by the amendment, separate votes will be needed for each series even if they are affected in the same way.

Changes Not Requiring Approval. From time to time, we and the trustee may, without the consent of the noteholders, amend either the indenture or the notes for specified purposes, including to:

•	reflect that a successor has succeeded us and has assumed our covenants and obligations under the notes and the indenture;

•	add further covenants for the benefit of the noteholders;

•	add any additional event of default;

•	pledge property to the trustee as security for the notes;

•	add guarantees with respect to the notes;

•	change the trustee or provide for an additional trustee;

•	modify the indenture in order to continue its qualification under the TIA or as may be necessary or desirable in accordance with amendments of that act;

•	issue and establish the form and terms and conditions of other series of debt securities as provided in the base indenture; or

•

cure any ambiguity, mistake or inconsistency in the indenture or in the notes or make any other provisions with respect to matters or questions arising under the indenture as long as the interests of the noteholders are not adversely affected in any material respect.

Satisfaction and Discharge

The indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture, with respect to any series of notes when certain specified conditions have been satisfied, including the following:

•	all such notes not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;

•

we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on such notes that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit, in the case of notes of such series that have become due and payable, or to the stated maturity or the redemption date, if earlier, in the case of notes that have become due and payable;

•	we have paid or caused to be paid all other sums payable under the indenture in respect of such notes; and

•	we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that all these conditions have been complied with.

We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

Defeasance

At our option, we can terminate all of our obligations with respect to certain covenants under the indenture with respect to the notes, other than the obligation to pay principal, any premium and interest on the notes and other specified obligations, at any time by:

•

depositing money or United States government obligations, or a combination thereof, with the trustee in an amount sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal, any premium and interest on the notes to their maturity; and

•

complying with other specified conditions, including delivery to the trustee of an opinion of counsel to the effect that holders and beneficial owners of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of our defeasance.

In addition, we can terminate all of our obligations under the indenture with respect to any series of notes, including the obligation to pay principal, any premium and interest on such notes, at any time by:

•	depositing money or United States government obligations with the trustee in an amount sufficient to pay the principal, any premium and interest on such notes to their maturity; and

•

complying with other specified conditions, including delivery to the trustee of an opinion of counsel stating that there has been a ruling by the Internal Revenue Service, or a change in the United States federal tax law since the issuance of the notes, to the effect that holders and beneficial owners of such notes will not recognize income, gain or loss for United States federal income tax purposes as a result of our defeasance.

Book-Entry Issuance

Each series of notes will be represented by one or more global notes that will be deposited with and registered in the name of The Depository Trust Company, or DTC, or its nominee. We will not issue certificated notes to you, except in the limited circumstances described below. Each global note will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the notes. Each participant will then keep a record of its own clients. Unless it is exchanged in whole or in part for a certificated note, a global note may not be transferred. DTC, its nominees and their successors may, however, transfer a global note as a whole to one another, and these transfers are required to be recorded on our records or a register to be maintained by the trustee.

Beneficial interests in a global note will be shown on, and transfers of beneficial interests in the global note will be made only through, records maintained by DTC and its participants. DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This book-entry system eliminates the need to exchange certificated securities. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

When you purchase notes through the DTC system, the purchases must be made by or through a direct participant, which will receive credit for the notes on DTC’s records. When you actually purchase the notes, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect participants’ records. DTC will have no knowledge of your individual ownership of the notes. DTC’s records will show only the identity of the direct participants and the principal amount of the notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the notes to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of each global note for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global note to you or any other beneficial owners in that global note.

It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct participants’ accounts on the payment date based on their holdings. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes from you, the ultimate owner of notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or our Company.

Notes represented by one or more global notes will be exchangeable for certificated notes with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as a depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

•	an event of default occurs and is continuing in respect of the notes.

If a global note is exchanged for certificated notes, the trustee will keep the registration books for the notes at its corporate trust office and follow customary practices and procedures regarding those certificated notes.

Euroclear and Clearstream

Links have been established among DTC, Clearstream Banking S.A., or Clearstream, and Euroclear Bank S.A./N.V., or Euroclear, which are two European book-entry depositaries similar to DTC, to facilitate the initial issuance of notes sold outside the United States and cross-market transfers of the notes associated with secondary market trading.

Noteholders may hold their notes through the accounts maintained by Euroclear or Clearstream in DTC only if they are participants of those systems, or indirectly through organizations which are participants in those systems.

Euroclear and Clearstream will hold omnibus book-entry positions on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear and Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Transfers of notes by persons holding through Euroclear or Clearstream participants will be effected through DTC, in accordance with DTC rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the notes on its behalf by delivering notes through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the notes held through Euroclear and Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositaries.

All information in this prospectus on Euroclear and Clearstream is derived from Euroclear or Clearstream, as the case may be, and reflects the policies of such organizations. These organizations may change these policies without notice.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the base indenture, which also governs our ten outstanding series of senior notes, and will be the trustee under the supplemental indentures governing the notes offered hereby. The Bank of New York Mellon Trust Company, N.A. has been appointed as registrar and paying agent with regard to the notes offered hereby and serves the same roles with respect to our ten outstanding series of senior notes. An affiliate of The Bank of New York Mellon Trust Company, N.A. is also a lender under our existing credit facility.

The indenture provides that, except during the continuance of an event of default under the indenture of which a responsible officer of the trustee has received written notice at its corporate trust office, the trustee under the indenture will perform only those duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of a particular series of notes will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indenture with respect to such series of notes, subject to some exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of that person’s own affairs.

Each year we must furnish to the trustee a written statement of some of our officers that, to their knowledge, we are in compliance with the indenture and the notes, or otherwise specifying any default.

The trustee may resign or be removed and a successor trustee may be appointed to act with respect to the notes.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

The following summary describes certain United States federal income tax consequences and, in the case of a non-U.S. Holder (as defined below), certain United States federal estate tax consequences, of purchasing, owning and disposing of the notes. This summary does not discuss all of the aspects of United States federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. This summary applies to you only if you are a beneficial owner of a note that holds the note as a capital asset (generally, investment property), and you acquire the note for cash in this offering for a price equal to the issue price of that series of notes (i.e., the first price at which a substantial amount of the notes of that series is sold for money to investors, other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). In addition, this summary does not address special United States federal income or estate tax rules that may be applicable to certain categories of beneficial owners of the notes, such as:

•	dealers in securities or currencies;

•	traders in securities;

•	United States Holders (as defined below) whose functional currency is not the United States dollar;

•	persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	persons subject to the alternative minimum tax;

•	certain United States expatriates;

•	financial institutions;

•	insurance companies;

•	controlled foreign corporations, passive foreign investment companies, regulated investment companies and real estate investment trusts, and shareholders of such corporations;

•	entities that are tax-exempt for United States federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

•	pass-through entities, including partnerships and entities and arrangements classified as partnerships for United States federal tax purposes, and beneficial owners of pass-through entities; and

•	persons that acquire a note for a price other than the issue price of that series of notes.

If you are an entity or arrangement classified as a partnership for United States federal tax purposes considering purchasing the notes, or a partner in such a partnership, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. You should consult your own tax advisor regarding the United States federal income and estate tax consequences of purchasing, owning and disposing of the notes.

This summary is based on United States federal income and estate tax law, including the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this prospectus supplement. Subsequent developments in United States federal income and estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income and estate tax consequences of purchasing, owning and disposing of notes as set forth in this summary. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel with respect to the tax consequences of the purchase, ownership or other disposition of the notes. In addition, this summary does not discuss any United States federal tax consequences other than United States federal income tax consequences (and, in the case of non-U.S. Holders, United States federal estate tax consequences), such as gift tax consequences, or any United States state or local income or non-United States income or other tax consequences. Before you purchase notes, you should consult your own tax advisor regarding the particular United States federal, state and local and non-United States income and other tax consequences of acquiring, owning and disposing of the notes that may be applicable to you.

United States Holders

The following summary applies to you only if you are a United States Holder (as defined below). A “United States Holder” is a beneficial owner of a note or notes that is for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

•

a trust, if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Internal Revenue Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

United States Holders that use an accrual method of accounting for United States federal income tax purposes are generally required to include certain amounts in income no later than the time such amounts are reflected on certain applicable financial statements. The application of this rule may require the accrual of income earlier than would be the case under the general United States federal income tax rules described below, although it is not clear to what types of income this rule applies. United States Holders that use an accrual method of accounting for United States federal income tax purposes should consult with their tax advisors regarding the potential applicability of this rule to their particular situation.

Additional Payments

Under certain circumstances, we may be obligated to pay amounts in excess of the stated principal of the notes. Although the matter is not free from doubt, we intend to take the position that the possibility of such payments does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury regulations. Our position is not binding on the IRS. If the IRS successfully takes a contrary position, you would be required to treat any gain recognized on the sale or other disposition of the notes before the resolution of the contingencies as ordinary income rather than as capital gain, and to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the notes, with adjustments to such accruals when any contingent payments are made that differ from the payments calculated based on the assumed yield. You should consult your own tax advisor regarding the potential treatment of the notes as contingent payment debt instruments. The remainder of this summary assumes that the notes are not treated as contingent payment debt instruments.

Payments of Stated Interest

Stated interest on your notes will be included in your gross income and taxed as ordinary interest income at the time such interest is accrued or received in accordance with your method of accounting for United States federal income tax purposes.

Sale or Other Taxable Disposition of Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of the notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:

•

the amount realized on the disposition (less any amount attributable to accrued but unpaid stated interest on the notes, which will be taxable as ordinary interest income, to the extent not previously included in your gross income, in the manner described above under “—Payments of Stated Interest”); and

•	your adjusted tax basis in the notes, which generally will be their cost reduced by any payments on the notes other than stated interest payments.

Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if, at the time of the disposition, you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate United States Holder, under current law your long-term capital gain generally will be subject to a preferential rate of United States federal income tax.

Additional Tax Relating to Net Investment Income

Certain United States Holders that are individuals, estates or certain trusts, and that have “net investment income” (or “undistributed net investment income,” in the case of estates and trusts) in excess of certain threshold amounts, will be required to pay an additional 3.8% tax on stated interest on their notes and any net gain from the disposition of their notes. Prospective investors should consult their tax advisors with respect to the tax consequences of this additional tax.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to payments to a United States Holder of stated interest on the notes and the proceeds of a sale or other disposition (including a retirement or redemption) of the notes.

In general, “backup withholding” (currently at a rate of 24%) may apply:

•	to any payments made to you of stated interest on your notes, and

•	to payment of the proceeds of a sale or other disposition (including a redemption or retirement) of your notes,

if you are a United States Holder and you fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules and you do not otherwise establish an exemption from backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be credited against your United States federal income tax liability (which may result in your being entitled to a refund of United States federal income tax), provided that required information is timely provided to the IRS.

Non-U.S. Holders

The following summary applies to you if you are a beneficial owner of a note and you are neither a United States Holder (as defined above) nor an entity or arrangement classified as a partnership for United States federal income tax purposes (a “non-U.S. Holder”).

United States Federal Withholding Tax

Subject to the discussions below regarding backup withholding and FATCA (as defined below), United States federal withholding tax will generally not apply to payments of stated interest on your notes under the “portfolio interest” exception of the Internal Revenue Code, provided that:

•

you do not, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder;

•

you are not a controlled foreign corporation for United States federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code);

•	you are not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code;

•	such stated interest is not effectively connected with your conduct of a trade or business within the United States; and

•

you provide a signed written statement, on an IRS Form W-8BEN or W-8BEN-E (or other applicable form) which can reliably be associated with you, certifying under penalties of perjury that you are not a “United States person” within the meaning of the Internal Revenue Code, and providing your name and address to:

(A)	the applicable withholding agent; or

(B)

a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to the applicable withholding agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement described above and provides the applicable withholding agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the foregoing certification requirement. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of stated interest made to you will be subject to 30% United States federal withholding tax unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest paid on your notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business within the United States, or (2) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

Any gain recognized upon a sale, exchange, redemption, retirement or other taxable disposition of a note (other than any amount representing accrued but unpaid stated interest, which is treated as described immediately above) generally will not be subject to United States federal withholding tax, subject to the discussions below regarding backup withholding and FATCA (as defined below).

United States Federal Income Tax

Except for the possible application of United States federal withholding tax discussed above, and subject to the discussions below regarding backup withholding and FATCA (as defined below), you generally will not have to pay United States federal income tax on payments of principal of and stated interest on your notes, or on any gain realized from (or accrued stated interest treated as received in connection with) the sale, exchange, redemption, retirement or other taxable disposition of your notes unless:

•

in the case of stated interest payments or disposition proceeds representing accrued stated interest, you cannot satisfy the requirements of the “portfolio interest” exception described above or claim a complete exemption from United States federal income tax on such interest under an applicable income tax treaty (and your United States federal income tax liability has not otherwise been fully satisfied through the United States federal withholding tax described above);

•

in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by United States source capital losses, generally will be subject to a flat 30% United States federal income tax, even though you are not considered a resident alien under the Internal Revenue Code); or

•

any stated interest or gain is effectively connected with your conduct of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you.

If you are engaged in a trade or business within the United States, and stated interest or gain in respect of your notes is effectively connected with the conduct of such trade or business, the stated interest or gain generally will be exempt from United States federal withholding tax (provided, in the case of interest, that you satisfy the certification requirements described above) and instead will be subject to United States federal income tax on a net basis at the regular graduated rates and in the manner applicable to a United States Holder (unless an applicable income tax treaty provides otherwise). In addition, if you are a non-U.S. Holder that is a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable income tax treaty.

Backup Withholding and Information Reporting

Backup withholding and certain information reporting will not apply to payments of interest made on the notes to you if you have provided to the applicable withholding agent the required certification that you are not a “United States person” within the meaning of the Internal Revenue Code as described in “—United States Federal Withholding Tax” above, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person. However, the applicable withholding agent may be required to report to the IRS and to you payments of stated interest on the notes and the amount of United States federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such stated interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.

The gross proceeds from the sale, exchange, redemption, retirement or other disposition of your notes may be subject, in certain circumstances discussed below, to information reporting and backup withholding (currently at a rate of 24%). If you sell your notes outside the United States through a non-United States office of a non-United States broker and the sales proceeds are paid to you outside the United States, then the United States backup withholding and information reporting requirements generally will not apply to that payment. However, United States information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes through a non-United States office of a broker that is a “United States person” (as defined in the Internal Revenue Code) or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that you are not a United States person and certain other conditions are met or you otherwise establish an exemption. If you receive payment of the proceeds from a sale of your notes to or through a United States office of a broker, the payment is subject to both United States backup withholding and information reporting unless you provide an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying that you are not a United States person or you otherwise establish an exemption, provided that the broker does not have actual knowledge, or reason to know, that you are a United States person or that the conditions of any other exemption are not, in fact, satisfied.

You should consult your own tax advisor regarding application of the backup withholding rules in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you may be credited against your United States federal income tax liability (which may result in your being entitled to a refund of United States federal income tax), provided the required information is timely provided to the IRS.

United States Federal Estate Tax

Unless otherwise provided in an applicable estate tax or other treaty, if you are an individual and are not a United States citizen or a resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your notes generally will not be subject to the United States federal estate tax, unless, at the time of your death:

•

you actually or constructively own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder; or

•	stated interest on your notes is effectively connected with your conduct of a trade or business within the United States.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act and related Treasury guidance (collectively referred to as “FATCA”) impose United States federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) United States source interest (including interest paid on the notes) and (ii) the gross proceeds from the sale or other disposition of an obligation that produces United States source interest (including the sale, exchange, redemption, retirement or other taxable disposition of the notes), whether the foreign entities are acting as beneficial owners or as intermediaries. This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity: complies with certain information reporting requirements regarding its U.S. account holders and its U.S. owners, and in the case of a foreign financial institution, complies with certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a United States Holder or a non-U.S. Holder holds its notes will affect the determination of whether such withholding is required. Under proposed Treasury regulations, which may be relied upon until final regulations are issued, the withholding provisions of FATCA do not apply to payments of gross proceeds from a disposition of a note and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. An intergovernmental agreement between the United States and an applicable foreign country, or future United States Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to United States Holders or non-U.S. Holders in respect of any amounts withheld under FATCA. United States Holders that own their interests in a note through a foreign entity or intermediary, and non-U.S. Holders, are encouraged to consult their tax advisors regarding FATCA.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in an underwriting agreement among us and BofA Securities, Inc., Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of each of the underwriters named below, dated                 , 2019, we have agreed to sell to the underwriters, and each of the underwriters, severally and not jointly, has agreed to purchase from us, the aggregate principal amount of the notes of each series set forth opposite its name below:

Underwriters	Aggregate Principal Amount of 2029 Notes	Aggregate Principal Amount of 2049 Notes
BofA Securities, Inc.	$	$
Barclays Capital Inc.
Wells Fargo Securities, LLC

Total	$	$

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes being sold if any of the notes being sold are purchased. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The notes are being offered by the several underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and certain other conditions. The underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part.

The underwriters propose initially to offer the notes to the public at the initial public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of     % of the principal amount of the 2029 notes and     % of the principal amount of the 2049 notes. The underwriters may allow, and such dealers may reallow, a discount not in excess of     % of the principal amount of the 2029 notes and     % of the principal amount of the 2049 notes to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

We estimate that the expenses of the offering, exclusive of the underwriting discount, will be approximately $        and will be payable by us.

Each series of notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market for each series of the notes after consummation of the offering contemplated hereby, although they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure you that there will be liquid trading markets for the notes or that active public markets for the notes will develop. If active trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

In connection with the offering the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Overallotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

It is expected that delivery of the notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which will be the              business day following the date of this prospectus supplement (such settlement cycle referred to as “T+        ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes initially will settle in T+         , to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement.

The underwriters have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Affiliates of the underwriters, including BofA Securities, Inc., Barclays Capital Inc. and Wells Fargo Securities, LLC, are lenders under our credit facility. In addition, the underwriters or their affiliates may hold 2019 Notes or our term note for their own accounts and, as a result, may receive payments pursuant to the repayment of the 2019 Notes or the term note to be funded with the proceeds of this offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

An affiliate of BofA Securities, Inc. is a lender under our term note and will receive at least 5% of the net proceeds of the offering through the repayment of outstanding amounts under our term note. See “Use of Proceeds.” Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. BofA Securities, Inc. will not confirm sales to any account over which it exercises discretionary authority without the specific written approval of the accountholder.

Selling Restrictions

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Directive.

United Kingdom

In the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the notes will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Certain legal matters in connection with the offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Securities Warrants

We may offer and sell, from time to time, in one or more offerings, any combination of the securities we describe in this prospectus.

We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents we incorporate by reference before you make your investment decision.

Our common stock is quoted on the New York Stock Exchange under the symbol “HUM.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus. You should also consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 9, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC’s “shelf” registration rules. Under the shelf registration rules, using this prospectus, together with any prospectus supplement, we may sell from time to time, in one or more offerings, any of the securities described in this prospectus.

In this prospectus “we,” “us,” “our” and “Humana” refer to Humana Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under “Where You Can Find Additional Information” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our subsequent Quarterly Reports on Form 10-Q incorporated by reference in this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Incorporation of Certain Documents by Reference” below.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference may include both historical and forward-looking statements. These forward-looking statements are made within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions. When used in this prospectus, any prospectus supplement and any documents we incorporate by reference, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events, trends and uncertainties. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including the information set forth under “Risk Factors” in documents incorporated by reference in this prospectus and any applicable prospectus supplement.

Some of the risks which may be relevant to us could include:

•

If we do not design and price our products properly and competitively, if the premiums we receive are insufficient to cover the cost of healthcare services delivered to our members, if we are unable to implement clinical initiatives to provide a better healthcare experience for our members, lower costs and appropriately document the risk profile of our members, or if our estimates of benefits expense are inadequate, our profitability could be materially adversely affected. We estimate the costs of our benefit expense payments, and design and price our products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. We continually review estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to our reserves, including premium deficiency reserves, where appropriate. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends, so any reserves we may establish, including premium deficiency reserves, may be insufficient.

•

If we fail to effectively implement our operational and strategic initiatives, particularly our Medicare initiatives and state-based contract strategy, our business may be materially adversely affected, which is of particular importance given the concentration of our revenues in these products. In addition, there can be no assurances that we will be successful in maintaining or improving our Star ratings in future years.

•

Certain proposed transactions, including the divestiture of our subsidiary, KMG America Corporation, and the acquisition of a minority interest in Kindred Healthcare, Inc.’s Kindred at Home division by us, are subject to various closing conditions, including various regulatory approvals and customary closing conditions, as well as other uncertainties, and there can be no assurances as to whether and when these transactions may be completed.

•

If we fail to properly maintain the integrity of our data, to strategically implement new information systems, to protect our proprietary rights to our systems, or to defend against cyber-security attacks, our business may be materially adversely affected.

•	We are involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes relating to rate adjustments resulting from the

Balanced Budget and Emergency Deficit Control Act of 1985, as amended, commonly referred to as “sequestration”; other provider contract disputes; and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes, any of which, if resolved unfavorably to us, could result in substantial monetary damages or changes in our business practices. Increased litigation and negative publicity could also increase our cost of doing business.

•

As a government contractor, we are exposed to risks that may materially adversely affect our business or our willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, including by comparison of profitability of our Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which we participate.

•

The Healthcare Reform Law, including the Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on our results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting our ability to expand into new markets, increasing our medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering our Medicare payment rates and increasing our expenses associated with a non-deductible health insurance industry fee and other assessments; our financial position, including our ability to maintain the value of our goodwill; and our cash flows. Additionally, potential legislative changes, including activities to repeal or replace, in whole or in part, the Health Care Reform Law, creates uncertainty for our business, and when, or in what form, such legislative changes may occur cannot be predicted with certainty.

•

Our business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase our cost of doing business and may adversely affect our business, profitability and cash flows.

•	If we fail to develop and maintain satisfactory relationships with the providers of care to our members, our business may be adversely affected.

•	Our pharmacy business is highly competitive and subjects us to regulations in addition to those we face with our core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect our financial performance.

•	If we do not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, our gross margins may decline.

•	Our ability to obtain funds from certain of our licensed subsidiaries is restricted by state insurance regulations.

•	Downgrades in our debt ratings, should they occur, may adversely affect our business, results of operations, and financial condition.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect our business.

We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and any prospectus supplement might not occur. There may also be other risks that we are unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company under the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at the SEC’s Internet web site, http://www.sec.gov. Our common stock is listed on the New York Stock Exchange and all such material filed by us with the New York Stock Exchange also can be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

We also make available free of charge on or through our Internet web site (http://www.humana.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file these materials with the SEC. In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Humana Inc., 500 West Main Street, Louisville, Kentucky 40202, Attn: Investor Relations; Phone: (502) 580-1000.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document of ours, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Current Report on Form 8-K or otherwise. You may review a copy of the registration statement and the documents we incorporate by reference at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site as listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 16, 2018; and

•	the description of our common stock in our Registration Statement on Form 8-A filed on March 1, 1999.

You may request a copy of these filings at no cost, by writing or telephoning us as follows:

500 West Main Street

Louisville, Kentucky 40202

(502) 580-1000

Attn: Investor Relations

You may also obtain a copy of these filings from our Internet web site at www.humana.com. Please note, however, that the information on our Internet web site, other than the documents listed or described above, is not intended to be incorporated in this prospectus by reference and should not be considered a part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus or any supplemental prospectus, or in any document incorporated by reference herein or therein, is accurate as of any date other than the date on the front of those documents.

OUR COMPANY

Headquartered in Louisville, Kentucky, we are a leading health and well-being company committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large. To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools—such as in home care, behavioral health, pharmacy services, data analytics and wellness solutions—combine to produce a simplified experience that makes health care easier to navigate and more effective.

As of December 31, 2017, we had approximately 14 million members in our medical benefit plans, as well as approximately 7 million members in our specialty products. During 2017, 79% of our total premiums and services revenue were derived from contracts with the federal government, including 15% derived from our individual Medicare Advantage contracts in Florida with the Centers for Medicare and Medicaid Services, or CMS, under which we provide health insurance coverage to approximately 609,600 members as of December 31, 2017.

We manage our business with four reportable segments: Retail, Group and Specialty, Healthcare Services, and Individual Commercial. In addition, the Other Businesses category includes businesses that are not individually reportable because they do not meet the quantitative thresholds required by generally accepted accounting principles. These segments are based on a combination of the type of health plan customer and adjacent businesses centered on well-being solutions for our health plans and other customers, as described below. These segment groupings are consistent with information used by our Chief Executive Officer to assess performance and allocate resources.

The Retail segment consists of Medicare benefits, marketed to individuals or directly via group accounts. In addition, the Retail segment also includes our contract with CMS to administer the Limited Income Newly Eligible Transition, or LI-NET, prescription drug plan program and contracts with various states to provide Medicaid, dual eligible, and Long-Term Support Services benefits, which we refer to collectively as our state-based contracts. The Group and Specialty segment consists of employer group commercial fully-insured medical and specialty health insurance benefits marketed to individuals and employer groups, including dental, vision, and other supplemental health and voluntary insurance benefits, as well as administrative services only, or ASO products. In addition, our Group and Specialty segment includes military services business, primarily our TRICARE contract. The Healthcare Services segment includes services offered to our health plan members as well as to third parties, including pharmacy solutions, provider services, and clinical care service, as well as services and capabilities to promote wellness and advance population health. The Individual Commercial segment consists of our individual commercial fully-insured medical health insurance benefits. We report under the category of Other Businesses those businesses that do not align with the reportable segments described above, primarily our closed-block long-term care insurance policies.

Our principal executive offices are located at 500 West Main Street, Louisville, Kentucky 40202, the telephone number at that address is (502) 580-1000.

USE OF PROCEEDS

Unless indicated otherwise in any applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including repayment or refinancing of borrowings, working capital, capital expenditures, investments, acquisitions and the repurchase of our outstanding securities. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	For the year ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges(1)(2)	14.0x	7.2x	10.6x	9.1x	9.9x

Notes

(1)

For the purposes of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges. Fixed charges include gross interest expense, amortization of deferred financing expenses and an amount equivalent to interest included in rental charges. One-third of rental expense represents a reasonable approximation of the interest amount.

(2)	There are no shares of preferred stock outstanding.

DESCRIPTION OF THE SECURITIES WE MAY ISSUE

Overview

This prospectus describes the securities we may issue from time to time. The remainder of this section provides some background information about the manner in which the securities may be held. The four sections following this section of the prospectus describe the terms of the basic categories of securities that we may issue pursuant to this prospectus:

•	our debt securities, which may be senior or subordinated;

•	our preferred stock and depositary shares representing fractional shares of our preferred stock;

•	our common stock; and

•	warrants to purchase our debt securities, preferred stock, depositary shares and common stock.

When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

Prospectus Supplements

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the information in the prospectus supplement should be read as superseding the information in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

Any applicable prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we offer, as well as the other specific terms related to that offering. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part, including any future filings we will make with the SEC that are incorporated by reference into the registration statement by filing a Current Report on Form 8-K or otherwise.

Legal Ownership of Securities

Holders of Securities

Book-Entry Holders. We will issue debt securities under this prospectus in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. We may, but are not obligated to, issue shares of common stock, shares of preferred stock and securities warrants under this prospectus in book-entry form. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers, who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the securities.

As a result, investors of securities in book-entry form will not own these securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities. For more information about securities issued in global form, see “—Global Securities” below.

Street Name Holders. Alternatively, we may initially issue securities under this prospectus in non-global form. We may also terminate a global security at any time after it is issued. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses. In that event, the investor would hold only a beneficial interest in those securities through an account that the investor maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders. We, and any third parties employed by us or acting on your behalf, including trustees, depositories and transfer agents, generally are obligated only to the legal holders of the securities. In a number of respects, we do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass the payment or notice along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders to amend an indenture, to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for any other purpose, we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is determined by the legal holders.

Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

What is a Global Security? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form. Beneficial interests in global securities will be shown on, and transfers of global securities will be reflected through, records maintained by DTC and its participants.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the applicable prospectus supplement. We describe those situations under “—Special Situations When a Global Security Will Be Terminated” below. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in the name of the investor, and cannot obtain physical certificates for the investor’s interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to the investor’s own broker, bank or other financial institution for payments on the securities and protection of the investor’s legal rights relating to the securities, as we describe under “—Legal Ownership of Securities-Holders of Securities” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge the investor’s interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, including trustees and transfer agents, have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. Neither we, the trustee, the transfer agent nor any other third parties supervise the depositary in any way;

•

DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker, bank or other financial institution may require you to do so as well; and

•

brokers, banks and other financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In some situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own brokers, banks or other financial institutions to find out how to have their interests in a global security transferred on termination to their own names so that they will be holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Securities—Holders of Securities” above.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within a specified time period; or

•	if we elect to terminate that global security.

A prospectus supplement may also list additional situations for terminating a global security that would apply to that particular series of securities covered by that prospectus supplement. If a global security is terminated, the depositary has the sole responsibility for determining the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

DESCRIPTION OF THE DEBT SECURITIES

We may issue debt securities from time to time in one or more distinct series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture, in each case as supplemented, if applicable. Unless otherwise specified in the applicable prospectus supplement, the trustee under the indentures will be The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to The Bank of New York). We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock, depositary shares or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under each indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of our parent company, Humana Inc., and will not be guaranteed by any of our subsidiaries. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any or specified senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of each series of notes, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, if other than or in addition to the Borough of Manhattan, The City of New York, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•	the denominations in which any registered securities will be issuable, and the denominations in which any bearer securities will be issuable;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	information with respect to events of default or covenants relating to the debt securities;

•	if a person other than The Bank of New York Mellon Trust Company, N.A. is to act as trustee for the debt securities, the name and location of the corporate trust office of that trustee;

•	the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	provisions for the satisfaction and discharge of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including our subsidiaries; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at premium, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

DESCRIPTION OF THE PREFERRED STOCK AND THE DEPOSITARY SHARES REPRESENTING

FRACTIONAL OR MULTIPLE SHARES OF PREFERRED STOCK

We may issue preferred stock from time to time in one or more distinct series. We will include in a supplement to this prospectus the specific terms of each series of preferred stock being offered, including the terms, if any, on which a series of preferred stock may be convertible into or exchangeable for common stock or debt securities. The statements and descriptions of the terms of the preferred stock in this section and any prospectus supplement is only a summary of the preferred stock that we may offer. We urge you to read carefully our certificate of incorporation and the certificate of designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.

Our board of directors may, without further action of the stockholders, determine the following for each series of preferred stock, and the applicable prospectus supplement will set forth the terms of each series of preferred stock, including, if applicable:

•	the distinctive serial designation and the number of shares;

•

the dividend rate or rates, whether dividends will be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

•	any voting powers of the shares;

•	whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

•

the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•

whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•

whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

•

any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as will not be inconsistent with the provisions of our certificate of incorporation.

The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock and any depositary shares will be specified in the applicable prospectus supplement.

We may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest in a share of preferred stock or multiple shares of preferred stock with the amount of the preferred shares to be specified in the applicable prospectus supplement. If we issue depositary shares representing interests in shares of preferred stock, those shares of preferred stock will be deposited with a depositary.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a pro rata interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

DESCRIPTION OF THE COMMON STOCK

We are authorized to issue up to 300,000,000 shares of common stock, par value $.16 2/3 per share. As of January 31, 2018, 137,684,326 shares of common stock were issued and outstanding and held of record by approximately 2,500 stockholders. There were outstanding options to purchase 857,296 shares of our common stock as of January 31, 2018. In addition, there were up to 5,465,265 shares of our common stock available for issuance under our stock incentive plan for directors, officers, employees and consultants as of that date. The following description of our common stock and provisions of our certificate of incorporation and bylaws are only summaries. For a complete statement of the terms and rights of our common stock, you should review the description of our common stock in the Form 8-A, which we have incorporated by reference, our certificate of incorporation and bylaws, which we have filed as exhibits to the registration statement of which this prospectus is a part, and Delaware corporate law.

The holders of our common stock are entitled to receive dividends out of our legally available assets or funds in cash, stock of any corporation or our property, as and when declared by our board of directors, subject to any dividend preferences that may be attributable to preferred stock. In the event of the liquidation or dissolution of our business, the holders of common stock will be entitled to receive ratably the balance of net assets available for distribution after payment of any liquidation or distribution preference payable with respect to any then outstanding shares of our preferred stock. Each share of our common stock is entitled to one vote with respect to matters brought before the stockholders, except for the election of any directors who may be elected by vote of any outstanding shares of preferred stock voting as a class. There are no preemptive, conversion, redemption or sinking fund provisions applicable to our common stock.

In April 2011, our Board of Directors approved the initiation of a quarterly cash dividend policy. Declaration and payment of future dividends is at the discretion of our Board of Directors, and may be adjusted as business or market conditions change.

The following table provides details of dividend payments, excluding dividend equivalent rights, under our Board approved cash dividend policy:

Record Date	Payment Date	Dividend per Share	Total Amount (in millions)
December 29, 2017	January 26, 2018	$0.40	$55
September 29, 2017	October 27, 2017	$0.40	$57
June 30, 2017	July 31, 2017	$0.40	$58
March 31, 2017	April 28, 2017	$0.40	$58
January 12, 2017	January 27, 2017	$0.29	$43
October 13, 2016	October 28, 2016	$0.29	$43
June 30, 2016	July 29, 2016	$0.29	$43
March 31, 2016	April 29, 2016	$0.29	$43
December 30, 2015	January 29, 2016	$0.29	$43

The rights and privileges of our common stock will be subordinate to the rights and preferences of any of our preferred stock that we may issue in the future.

Our common stock is traded on the New York Stock Exchange under the symbol “HUM.”

DESCRIPTION OF THE SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the securities warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue securities warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued alone or together with senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial holders of securities warrants.

If securities warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the securities warrants are being offered;

•	the date on and after which the holder of the securities warrants can transfer them separately from any other securities that were offered in conjunction with the warrants;

•

the terms of the senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock into which the securities warrants are exercisable as previously described under “Description Of The Debt Securities,” “Description Of The Preferred Stock And The Depositary Shares Representing Fractional Or Multiple Shares Of Preferred Stock” and “Description Of The Common Stock,” as applicable;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires; and

•	any other terms of the securities warrants.

PLAN OF DISTRIBUTION

General

We may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

A prospectus supplement relating to a particular offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriting Compensation

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If we use an underwriter or underwriters in the sale of particular securities, we will execute an underwriting agreement with those underwriters at the time of sale of those securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from us and any profit that they receive on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

We may enter agreements under which underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

Various of the underwriters, dealers and agents who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business.

Delayed Delivery Contracts

We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$

Humana Inc.

$                 % Senior Notes due 2029

$                 % Senior Notes due 2049

Prospectus    Supplement

Joint Book-Running Managers

BofA Merrill Lynch	Barclays	Wells Fargo Securities

                    , 2019